EXHIBIT 23.1

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX (206) 328-0383

Board of Directors
In Media Corporation

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of IN Media Corporation on Form S-8 of our audit report dated October 30, 2011, on the financial statements of IN Media Corporation as of December 31, 2010 and 2009 of the annual Form 10-K/A of IN Media Corporation.

Very Truly Yours,


/s/ George Stewart
---------------------------------
George Stewart, CPA

February 13, 2012